EXHIBIT 99.1

Home Bancorp, Inc. Announces Agreement to Acquire Louisiana Bancorp, Inc.

LAFAYETTE, La. and METAIRIE, La., June 18, 2015 (GLOBE NEWSWIRE) -- Home Bancorp, Inc. (Nasdaq:HBCP) ("Home Bancorp"), the holding company of the 106-year-old Home Bank, N.A., and Louisiana Bancorp, Inc. (Nasdaq:LABC) ("Louisiana Bancorp"), the holding company of the 105-year-old Bank of New Orleans ("BNO"), jointly announced today the signing of a definitive agreement under which Home Bancorp will acquire Louisiana Bancorp for an aggregate deal value of $74.5 million. Under the terms of the agreement, shareholders of Louisiana Bancorp will receive $24.25 per share in cash upon completion of the merger.

BNO currently operates four branches in the Greater New Orleans area. As of March 31, 2015, Louisiana Bancorp had assets of $331 million, $275 million in loans and $201 million in deposits. The combined company will have assets of approximately $1.5 billion, $1.2 billion in loans and $1.2 billion in deposits. Under the terms of the agreement, BNO will be merged with and into Home Bank promptly following the completion of the holding company merger.

"As a native of New Orleans, it gives me great pleasure to further Home Bank's investment in and commitment to my hometown through the merger of these two 100-year-old institutions," said John W. Bordelon, President and Chief Executive Officer of Home Bancorp. "Bank of New Orleans has an exceptional customer base. We are confident the enhanced products and services we offer will allow us to deepen those valued relationships."

"I've admired the way Home Bank does business for many years," said Lawrence J. LeBon, III, President and Chief Executive Officer of Louisiana Bancorp. "They treat their customers and employees the way we always have – like family. This merger will help us improve the customer experience, and it provides a great return for our investors."

The merger agreement was unanimously approved by the boards of directors of both companies. The transaction is expected to close in the fourth quarter of 2015, subject to customary closing conditions, including regulatory approvals and Louisiana Bancorp shareholder approval.

Home Bancorp anticipates this transaction will be accretive to earnings per share in the first full year of combined operations and accretive to tangible book value per share within approximately 3.5 years of closing. Following the merger, Home Bank's capital position is expected to remain strong with leverage and total risk-based capital ratios above 8.6% and 12.7%, respectively.  Home Bancorp does not anticipate a need for additional capital to complete the transaction.

Raymond James & Associates, Inc. acted as financial advisor to Home Bancorp and Silver, Freedman, Taff & Tiernan LLP acted as its legal advisor in the transaction. Sandler O'Neill & Partners L.P. acted as financial advisor to Louisiana Bancorp and Phelps Dunbar, LLP acted as its legal advisor in the transaction.

A presentation with additional information regarding the transaction will be available in the Investor Relations section of the Company's website at www.home24bank.com.

About Home Bancorp

Home Bancorp is a Louisiana corporation that became the holding company for Home Bank in October 2008 upon Home Bank's mutual to stock conversion. Home Bank, N.A. is a national bank which was originally organized in 1908 and is headquartered in Lafayette, Louisiana. Home Bank currently conducts business through 27 banking locations in the Greater Lafayette, Baton Rouge, Greater New Orleans and Northshore (of Lake Pontchartrain) regions of south Louisiana and the Natchez and Vicksburg regions of west Mississippi.

About Louisiana Bancorp

Louisiana Bancorp is a Louisiana corporation that became the holding company for BNO in July 2007 upon BNO's mutual to stock conversion. BNO is a federally chartered savings bank which was originally organized in 1909 and is headquartered in Metairie, Louisiana. BNO currently operates out of its headquarters and three traditional bank branches located in the Greater New Orleans, Louisiana area.

This news release contains certain forward‑looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward‑looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward‑looking statements, by their nature, are subject to risks and uncertainties. A number of factors ‑ many of which are beyond our control ‑ could cause actual conditions, events or results to differ significantly from those described in the forward‑looking statements. Forward-looking statements regarding the transaction are based upon currently available information.

Actual results could differ materially from those indicated in forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to: the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transaction may need to be modified to obtain such approvals or satisfy such conditions; the anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest rates, laws and regulations and their enforcement, and the degree of competition in our markets; the ability to promptly and effectively integrate the businesses of the companies; the reaction of the companies' customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; and competitive conditions.

Additional Information About the Home Bancorp/Louisiana Bancorp Transaction:

Louisiana Bancorp will file a proxy statement and other relevant documents concerning the proposed merger with the United States Securities and Exchange Commission (the "SEC").   This release does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, WE URGE INVESTORS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HOME BANCORP, LOUISIANA BANCORP AND THE PROPOSED MERGER.  When available, the proxy statement will be delivered to shareholders of Louisiana Bancorp.

Investors will be able to obtain these documents free of charge at the SEC's Web site (www.sec.gov). In addition, documents filed with the SEC by Louisiana Bancorp, Inc. will be available free of charge by sending a written request to John P. LeBlanc, Chief Financial Officer, 1600 Veterans Memorial Boulevard, Metairie, Louisiana 70005 or by phone at 504-834-1190.

Louisiana Bancorp and its directors, executive officers and certain other members of management and employees may be deemed "participants" in the solicitation of proxies from shareholders of Louisiana Bancorp in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Louisiana Bancorp in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Louisiana Bancorp's executive officers and directors in its definitive proxy statement for its 2015 annual meeting of shareholders filed with the SEC on April 8, 2015.

Home Bancorp's and Louisiana Bancorp's Annual Reports on Form 10-K and other reports filed with the SEC describe some additional factors which could cause actual conditions, events or results to differ significantly from those described in forward-looking statements.

Forward-looking statements speak only as of the date they are made. Copies of the companies' reports filed with the SEC are available in the Investor Relations section of the companies' websites, www.home24bank.com and www.bankofneworleans.com. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

CONTACT: For further information contact:

         Home Bancorp, Inc.
         John W. Bordelon, President and CEO (337) 237-1960

         Louisiana Bancorp, Inc.
         Lawrence J. LeBon, III, President and CEO (504) 834-1190